UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A
(Rule 14a-101)

_________________

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Bluejay Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Bluejay Diagnostics, Inc.
360 Massachusetts Avenue, Suite 203
Acton, MA 01720
(844) 327-7078

To the Stockholders of Bluejay Diagnostics, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Bluejay Diagnostics, Inc. on June 9, 2026. The Annual Meeting will begin at 1:00 p.m. local time at the corporate offices of Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA 01720.

Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the proxy statement carefully. The proxy statement and proxy card are being mailed to all stockholders of record as of April 28, 2026. This proxy statement and proxy card are being distributed on or about May 7, 2026.

Because it is important that your shares be voted at the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend in person. Even after returning your proxy, if you are a stockholder of record and do attend the meeting and wish to vote your shares in person, you still may do so.

We look forward to seeing you on June 9, 2026.

Very truly yours,

BLUEJAY DIAGNOSTICS, INC.
By:	/s/ Neil Dey
Neil Dey
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on June 9, 2026:

Electronic Copies of the Proxy Statement and our 2025 Annual Report on Form 10-K are available at
https://www.cstproxy.com/bluejaydx/2026

Bluejay Diagnostics, Inc.
360 Massachusetts Avenue, Suite 203
Acton, MA 01720
(844) 327-7078

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2026

TO THE STOCKHOLDERS OF BLUEJAY DIAGNOSTICS, INC.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of Bluejay Diagnostics, Inc. (the “Company”) will be held at the corporate offices at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720, on June 9, 2026 at 1:00 p.m., Eastern Time, for the following purposes, as described in the accompanying Proxy Statement:

Proposal 1.

To elect five Board nominees to the Board of Directors of the Company, each to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

Proposal 2.	To approve and adopt an amendment to the Company’s amended and restated certificate of incorporation, as amended, and effect a reverse stock split of the Company’s common stock.
Proposal 3.	To approve and adopt Amendment No. 1 to the Bluejay Diagnostics, Inc. 2021 Stock Plan to increase the number of shares available for issuance thereunder by 600,000 shares.
Proposal 4.	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
Proposal 5.	To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record of the Company at the close of business on April 28, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720 for a period of ten days ending on the day before the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,
BLUEJAY DIAGNOSTICS, INC.
/s/ Neil Dey
Acton, Massachusetts	Neil Dey
April 30, 2026	President, Chief Executive Officer and Director

Page
Information About The Annual Meeting And Voting	1
Why Did You Send Me This Proxy Statement?	1
What Proposals Will Be Addressed At The Annual Meeting?	1
Who May Vote On These Proposals?	1
How Many Votes Do I Have?	1
Why Would The Annual Meeting Be Postponed?	1
How Do I Vote By Proxy?	2
How Do I Vote In Person?	2
May I Revoke My Proxy?	2
What Vote Is Required To Approve Each Proposal?	3
Who Bears The Cost Of Soliciting Proxies?	3
Where Are The Company’s Principal Executive Offices?	4
How Can I Obtain Additional Information About The Company?	4
Stock Ownership Of Certain Beneficial Owners And Management	5
Information About Directors And Executive Officers	6
Governance Of The Company	8
Compensation Discussion & Analysis Compensation Overview	12
Compensation Of Directors And Executive Officers	14
Related Party Transactions	18
Proposal 1: Election Of Directors	19
Proposal 2: To approve and adopt an amendment to the Company’s amended and restated certificate of incorporation, as amended, and effect a reverse stock split of the Company’s common stock	20
Proposal 3: To approve and adopt Amendment No. 1 to the Bluejay Diagnostics, Inc. 2021 Stock Plan to increase the number of shares available for issuance thereunder by 600,000 shares	27
Proposal 4: To Ratify The Appointment Of Independent Registered Public Accounting Firm	32
Audit Committee Report	33
Availability Of Annual Report On Form 10-K	34
Other Proposed Action	34
Householding Of Proxy Materials	34
Stockholder Proposals And Submissions	35
Annex A: Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, as described in Proposal 2	A-1
Annex B: Amendment No. 1 to the Bluejay Diagnostics, Inc. 2021 Stock Plan	B-1

i

BLUEJAY DIAGNOSTICS, INC. PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 9, 2026

Information About The Annual Meeting And Voting

Why Did You Send Me This Proxy Statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Bluejay Diagnostics, Inc., a Delaware corporation, for use at the Annual Meeting of Bluejay Diagnostics, Inc.’s stockholders to be held at the 360 Massachusetts Avenue, Suite 203, Acton, MA 01720, on June 9, 2026 at 1:00 p.m., local time, and at any adjournments or postponements of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The terms “Bluejay,” “Company,” “we,” or “our” refer to Bluejay Diagnostics, Inc.

What Proposals Will Be Addressed At The Annual Meeting?

We will address the following proposals at the Annual Meeting:

Proposal 1. To elect five Board nominees to the Board of Directors of the Company, each to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

Proposal 2. To approve and adopt an amendment to the Company’s amended and restated certificate of incorporation, as amended, and effect a reverse stock split of the Company’s common stock.

Proposal 3. To approve and adopt Amendment No. 1 to the Bluejay Diagnostics, Inc. 2021 Stock Plan to increase the number of shares available for issuance thereunder by 600,000 shares.

Proposal 4. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Proposal 5. To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

Who May Vote On These Proposals?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 7, 2026 to all stockholders as of April 28, 2026 (the “Record Date”). Stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.

On the Record Date, we had 1,034,715 shares of issued and outstanding common stock entitled to vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. Cumulative voting is not permitted.

Why Would The Annual Meeting Be Postponed?

The Annual Meeting will be postponed if a quorum is not present on June 9, 2026. The presence in person or by proxy of at least one-third of our common stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes are treated as shares present or represented at the meeting but are not counted as votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are not considered to be “entitled to vote” on that matter and are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

How Do I Vote By Proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors (the “Board”) as follows:

Proposal 1. To elect five nominees to the Board, each to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

Proposal 2. To approve and adopt an amendment to the Company’s amended and restated certificate of incorporation, as amended, and effect a reverse stock split of the Company’s common stock.

Proposal 3. To approve and adopt Amendment No. 1 to the Bluejay Diagnostics, Inc. 2021 Stock Plan to increase the number of shares available for issuance thereunder by 600,000 shares.

Proposal 4. To ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the year ending December 31, 2026.

Proposal 5. In their discretion, upon such other matters as may property come before the meeting.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

How Do I Vote In Person?

If you plan to attend the Annual Meeting and vote in person on June 9, 2026, or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.      You may send in another proxy with a later date.

2.      You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.      You may vote in person at the Annual Meeting.

What Vote Is Required To Approve Each Proposal?

Proposal 1: To elect five nominees to the Board, each to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

A plurality of the votes cast is required to elect director nominees, and as such, the five nominees who receive the greatest number of “FOR” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “FOR” votes than any other nominee for the same director’s seat. Broker non-votes will have no effect on this proposal. The Board recommends that stockholders vote FOR each of the five nominees.

Proposal 2: To approve and adopt an amendment to the Company’s amended and restated certificate of incorporation, as amended, and effect a reverse stock split of the Company’s common stock.

The approval of Proposal 2 requires the affirmative vote of a majority in voting power of the votes cast. We believe this proposal will be considered to be a “routine” matter and, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal. As a result, we believe that there will be no “broker non-votes” in this proposal. Abstentions will not be taken into account in determining the outcome of the proposal. The Board recommends that stockholders vote FOR this proposal.

Proposal 3: To approve and adopt Amendment No. 1 to the Bluejay Diagnostics, Inc. 2021 Stock Plan to increase the number of shares available for issuance thereunder by 600,000 shares.

The approval of Proposal 3 requires the affirmative vote of a majority in voting power of the votes cast. Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal. The Board recommends that stockholders vote FOR this proposal.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm.

The approval of Proposal 4 requires the affirmative vote of a majority in voting power of the votes cast. Broker non-votes and abstentions will not be taken into account in determining the outcome of the proposal. We believe this proposal will be considered to be a “routine” matter and, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal. As a result, we believe that there will be no “broker non-votes” in this proposal. Abstentions will not be taken into account in determining the outcome of the proposal. The Board recommends that stockholders vote FOR this proposal.

Other Business That Is Properly Brought Before the Annual Meeting

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes,” properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal but will be counted in determining whether there is a quorum present.

Who Bears The Cost Of Soliciting Proxies?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

Where Are The Company’s Principal Executive Offices?

The principal executive offices of Bluejay are located at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720 and our telephone number is (844) 327-7078.

How Can I Obtain Additional Information About The Company?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Bluejay, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549.

Stock Ownership Of Certain Beneficial Owners And Management

The following table sets forth information, as of April 15, 2026, regarding beneficial ownership of our common stock by:

•        each of our directors;

•        each of our named executive officers (“NEOs”);

•        all directors and executive officers as a group; and

•        each person, or group of affiliated persons, known by us to beneficially own five percent or more of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA 01720.

Name of Beneficial Owner	Shares beneficially owned		Percent of Class(1)
Directors and Named Executive Officers
Indranil (Neil) Dey	12,649	(2)	1.2%
Svetlana Dey	12,628	(3)	1.2%
Douglas C. Wurth	12,608	(4)	1.2%
Donald R. Chase	12,525	(5)	1.2%
Fred S. Zeidman	12,500	(6)	1.2%
Dr. Jason Cook(7)	—		*

Directors and Executive Officers as a Group (5 persons)	62,783		6.1%

____________

*        Less than 1%.

(1)      Based on 1,034,715 shares of common stock outstanding as of April 15, 2026.

(2)      Reflects (i) 12,522 shares held directly by Mr. Dey, and (ii) 127 held by Lana Management & Business Research International, LLC, an entity owned by Mr. Dey and Ms. Dey and which Mr. Dey and Ms. Dey have voting and dispositive power over the shares held by such entity.

(3)      Reflects (i) 12,501 shares held directly by Ms. Dey, and (ii) 127 held by Lana Management & Business Research International, LLC, an entity owned by Mr. Dey and Ms. Dey and which Mr. Dey and Ms. Dey have voting and dispositive power over the shares held by such entity.

(4)      Reflects (i) 12,569 shares held directly by Mr. Wurth, (ii) 34 held by Wurth Holdings LLC, an entity controlled by Mr. Wurth, (iii) 3 shares underlying options at an exercise price of $30,496.00 per share, and (iv) 2 shares underlying warrants at an exercise price of $73,440.00 per share.

(5)      Reflects (i) 12,524 shares held directly by Mr. Chase, and (ii) 1 share underlying options at an exercise price of $5,184.00 per share.

(6)      Reflects 12,500 shares held directly by Mr. Zeidman.

(7)      Dr. Cook ceased serving as an employee on May 30, 2025 but is included in the table because he was one of our “named executive officers” for purposes of the 2025 calendar year.

Information About Directors And Executive Officers

Directors and Executive Officers

The following table sets forth the names and ages of all of our current directors and executive officers. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position
Indranil (Neil) Dey	62	President, Chief Executive Officer and Director
Donald R. Chase	79	Director and Chairman of the Board
Svetlana Dey	54	Director
Douglas C. Wurth	61	Director
Fred S. Zeidman	79	Director

Neil Dey, President, Chief Executive Officer and Director

Mr. Dey co-founded Bluejay Diagnostics in 2015 and has served as our President, Chief Executive officer (our principal executive officer) and as a Director since then. Effective as of March 29, 2024, he also became our principal financial and accounting officer. In 2008, Mr. Dey co-founded Lana Management and Business Research International, LLC (“LMBRI”), and served as Chief Operating Officer of LMBRI from 2008 through 2015. LMBRI is a management consulting company focused on product launch and marketing in the medical field in the U.S., Japan and the EU. In addition to continuing to serve as a manager of LMBRI, he also serves as a director and officer of Laminar Pharma, Inc., the U.S. subsidiary of Spain-based Laminar Pharma, a company focused on developing cancer therapy based on membrane lipid therapy. During his tenure as Chief Operating Officer of LMBRI, he spent approximately eight years consulting with Toray Industries, Hitachi Chemicals (now Showa Denko Materials Co. Ltd.), Fujifilm (Fuji Chemicals), Merck & Co., SRI International, among others. From 2005 to 2007, Mr. Dey served as Vice President of Business Development and Market for Definines, AG. From 2001 to 2005, Mr. Dey served as Head of Business Development, Western U.S. for IMPATH, Inc., where he was responsible for three business units and the introduction of Her2neu diagnostics for breast cancer treatment with Herceptin. Earlier positions include Chief Business Officer for Genmethrax, Inc.; Manager, Technology Licensing, Thomas Jefferson Medical University; and Manager, Technology Licensing, Ciba Geigy (Novartis). Mr. Dey earned both Bachelor of Science and Master of Science degrees in Biochemistry from Visva-Bharati University in India and a Ph.D. in Lipid Membrane Biochemistry from Biological Research Center in Hungary. He also earned a Master’s degree in Business Administration (Fulbright Scholarship) from the University of Cambridge. We believe Mr. Dey’s history with our company, coupled with his extensive business development experience in the medical device industry, provides him with the qualifications to serve as a director.

Donald R. Chase, Director and Chairman of the Board

Mr. Chase has served on our Board since 2017, and has served as Chairman of the Board since 2025. Mr. Chase has been a member of the Board of Directors of Millyard Bank since 2020. Mr. Chase was a member of the Board of Directors of Merchants Bank and Merchants Bancshares, Inc., in South Burlington. VT, from 2015 through 2017. Mr. Chase was Chairman of the Board of NUVO Bank and Trust Company of Springfield, Massachusetts since its inception in 2008 through 2015. Mr. Chase served as President and Chief Executive Officer, Vice Chairman, and a Director of Westbank Corporation and its wholly-owned subsidiary, Westbank from 1988 to 2007. Mr. Chase is active in a number of commercial real estate, farming and ranching activities and serves in a number of civic roles. He is former Chairman of the Board of Trustees for the Eastern States Exposition in West Springfield, MA. Mr. Chase is also a commissioner of the Board of Public Safety for the City of West Springfield, MA and is a former member of the Massachusetts Board of Agriculture. Mr. Chase is a veteran of the United States Army during which he served in combat in Vietnam from 1967 through 1969. Mr. Chase graduated with honors from Western New England University with a Bachelor of Science degree in Accounting. We believe that Mr. Chase is professionally qualified to serve on our Board due to his executive experience and his financial expertise.

Douglas C. Wurth, Director

Mr. Wurth has served on our Board since 2017, and served as Chairman of the Board from 2017 to 2025. Since 2016, Mr. Wurth has been a private investor. Mr. Wurth has served as Chief Executive Officer and a Director of Good Works II Acquisition Corp. from February 2021 to May 2022, and as Co-Chairman of Good Works Acquisition Corp. from October 2020 to August 2021. Mr. Wurth led major businesses within J.P. Morgan Asset Management during his nearly 20 years at J.P Morgan from 1997 to 2016.

Mr. Wurth was the Chief Executive Officer of Alternative Investments in Asset Management, and Chief Executive Officer of J.P. Morgan’s International Private Bank, where he led the expansion of the franchise in Asia, Latin America and Europe while based in New York, Hong Kong, and London. Since leaving J.P. Morgan, Mr. Wurth has invested in and helped lead several private companies, including Standard Power and Vestrata, both of which he is Chairman of the Board of, and he is a board member of Triax Technologies. Before joining J.P. Morgan, Mr. Wurth practiced law at the New York firm Skadden, Arps, Slate, Meagher & Flom from 1992 to 1995, and served as General Counsel to former U.S. Senator Robert Dole’s 1996 presidential campaign. Mr. Wurth earned a Bachelor of Arts degree from the University of Notre Dame and a J.D. from the University of Virginia School of Law. We believe that Mr. Wurth is professionally qualified to serve on our Board due to his overall leadership experience, his experience in the private equity and alternative investments industry and his legal expertise.

Fred S. Zeidman, Director

Mr. Zeidman has served on our Board since May 2021. Mr. Zeidman is Chairman of WoodRock & Co., an investment banking service business. Mr. Zeidman served as Co-Chairman and CEO of publicly traded SPAC Good Works Acquisition Corp. from June 2020 until its acquisition by Cipher Mining Technologies Inc. in August 2021, and Chairman of Good Works II Acquisition Corp. from February 2021 until its deregistration in August 2023. Mr. Zeidman also previously served as Chairman of Gordian Group LLC, a U.S. investment bank specializing in board level advice in complex, distressed or “story” financial matters. Mr. Zeidman, Chairman Emeritus of the United States Holocaust Memorial Council was appointed by President George W. Bush in March 2002 and served as Chair from 2002-2010. A prominent Houston-based business and civic leader, Mr. Zeidman also is Chairman Emeritus of the University of Texas Health Science System Houston. He was National Chairman of the Development Corp of Israel Campaign (Israel Bonds) and served on the Board of the National World War II Museum. Mr. Zeidman was the former CEO, President and Chairman of Seitel, Inc., a Houston-based onshore seismic data provider where he was instrumental in the successful turnaround of the Company. He served as lead Director of Straight Path Communications, Inc. until its sale to Verizon in 2018. He was also Director of REMA, a division of NRG Corp. and he further serves on the board of Prosperity Bank and was formerly Restructuring Officer of TransMeridian Exploration Inc. and Chief Bankruptcy Trustee of AremisSoft Corp. He held the post of Chairman of the Board and CEO of Unibar Corporation, the largest domestic independent drilling fluids company, until its sale to Anchor Drilling Fluids in 1992. Mr. Zeidman holds a Bachelor’s degree from Washington University in St. Louis and a Master’s in Business Administration from New York University. We believe that Mr. Zeidman is professionally qualified to serve on our Board due to his extensive leadership and corporate finance experience, as well has his relationships in the investing and investment banking businesses.

Svetlana Dey, Director

Ms. Svetlana Dey has been member of Bluejay’s Board since 2015. Ms. Dey co-founded Bluejay Diagnostics in 2015. She also co-founded LMBRI in 2008, a management consulting company focused on product launch and marketing in the medical field in the U.S., Japan and India. Ms. Dey has served as LMBRI’s President and CEO since 2008. In addition, she serves as a director of Laminar Pharma, Inc., the U.S. subsidiary of Spain-based Laminar Pharma, a company focused on developing cancer therapy based on membrane lipid therapy. Prior to LMBRI, Ms. Dey spent more than 15 years in healthcare consulting businesses. In these roles, she has been involved in management and operations of healthcare and life sciences products development, sales and marketing operations and general management. Ms. Dey earned a Master’s Degree in Mathematics from the State University of Mari El Republic, Russia. We believe Ms. Dey’s history with our company, coupled with her extensive experience in the healthcare industry, provides her with the qualifications to serve as a Director.

Family Relationships

Ms. Svetlana Dey is married to Mr. Neil Dey. There are no other directors that are related to any other director or executive officer of our company or our subsidiaries, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

Governance Of The Company

Our Board of Directors

Our Board oversees the business affairs of Bluejay and monitors the performance of management. Members of the Board discussed various business matters informally on numerous occasions throughout the year in 2025. The Board held 12 meetings during 2025, and took actions by unanimous written consent during the year. We believe that such interaction between fellow Board members and with management provided proper oversight of the Company. Each director serving in 2025 attended at least 75% of the total number of meetings of the Board and committee meetings of which such director was a member (held during the period for which such director was in office).

Director Independence

The rules of the Nasdaq Stock Market, or the Nasdaq Rules, require a majority of a listed company’s board of directors to be composed of independent directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Rules, a director will only qualify as an independent director if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that Audit Committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of Compensation Committee members, the Nasdaq Rules require that our Board must consider additional factors relevant to the duties of a Compensation Committee member, including the source of any compensation we pay to the director and any affiliations with our company.

Our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that Messrs. Chase, Wurth and Zeidman are independent as defined under the Nasdaq Rules.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted written charters for each of our Audit, Compensation, and Nominating and Corporate Governance Committees, which are available on our website at https://ir.bluejaydx.com/corporate-governance/governance-overview.

The chart below shows the current membership and chairperson of each of our three standing Board committees and the number of committee meetings held during our last fiscal year. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committee meets the applicable independence requirements of the SEC and the Nasdaq listing rules for service on our Board and each committee on which she or he serves.

Name	Audit	Compensation	Nominating and Corporate Governance
Donald R. Chase	Chair	Member	Member
Indranil (Neil) Dey	—	—	—
Svetlana Dey	—	—	—

Douglas C. Wurth	Member	Member	Chair
Fred S. Zeidman	Member	Chair	Member
Total Meetings in 2025	4	4	4

Audit Committee.    The current members of the Audit Committee are Mr. Chase (Chairperson), Mr. Wurth and Mr. Zeidman. Each of the foregoing directors is independent as defined by the Nasdaq Rules. In addition, each of them satisfies the additional requirements of the SEC and Nasdaq Rules for audit committee membership, including the additional independence requirements and the financial literacy requirements. The Board has determined that Mr. Chase is an “audit committee financial expert” as defined in the Nasdaq and SEC’s rules and regulations. The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating the selection of our independent registered public accounting firm.

Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee are Mr. Wurth (Chairperson), Mr. Chase and Mr. Zeidman. Each member of the Nominating and Corporate Governance Committee is independent as defined by Nasdaq Rules. The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to: (a) determine the qualifications, qualities, skills, and other expertise required to be a director; (b) identify and screen individuals qualified to become members of the Board; (c) make recommendations to the Board regarding the selection and approval of the nominees for director; and (d) review and assess the adequacy of our corporate governance policies and procedures.

Compensation Committee.    The members of the Compensation Committee are Mr. Zeidman (Chairperson), Mr. Chase and Mr. Wurth. Each of the foregoing directors is independent as defined by Nasdaq Rules. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board with respect to the annual compensation for our Chief Executive Officer. The Compensation Committee also is responsible for reviewing and making recommendations to the Board, the annual compensation and benefits for any other executive officers. The Compensation Committee also, among other things, reviews compensation of the Board, reviews and makes recommendations on all new executive compensation programs that are proposed for adoption and administers the Company’s equity incentive plans. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board with respect to the annual compensation for our President and Chief Executive Officer (who serves as our principal executive, financial and accounting officer) and any other executive officers.

Our President and Chief Executive Officer reviews the performance of any other executive officers (other than himself), if any, and based on that review he makes recommendations to the Compensation Committee about the compensation of any such executive officers. Our President and Chief Executive Officer does not participate in any deliberations or approvals by the Board or the Compensation Committee with respect to his own compensation.

Board Member Attendance at Annual Meetings

We do not have a formal policy regarding Board attendance at our annual meetings, however, all our directors are invited to the annual meeting. All of our directors attended our 2025 annual meeting.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide effective oversight of management. Mr. Chase serves as Chairman of the Board and Mr. Dey serves as our President and Chief Executive Officer (which includes serving as our principal executive, financial and accounting officer). Although our Board does not have a policy regarding the separation of the offices of Chairman of the Board and President and Chief Executive Officer, we believe such separation serves an important governance purpose.

Although management is responsible for the day-to-day management of the risks we face, our Board and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. Our Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management personnel and/or consultants attend periodic meetings of the Board, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by our Board.

In addition, our committees assist our Board in fulfilling its oversight responsibilities regarding risks. Our Audit Committee coordinate the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management reports on these areas. Our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. When any of the committees receives a report related to material risk oversight, the chairperson of the relevant committee will report on the discussion to the full Board.

Nomination of Director Candidates

We may receive suggestions for potential director nominees from a variety of sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Nominating and Corporate Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the areas of expertise being sought as a complement to the existing board composition. However, qualified nominees often possess high level leadership experience in business activities; breadth of knowledge about issues affecting the Company; experience on other boards of directors, preferably public company boards; and time available for meetings and consultation on Company matters. Our Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director candidates but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating and Corporate Governance Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board at any annual meeting at which the Board has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairperson of the Nominating and Corporate Governance Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. Pursuant to our Bylaws, the submission must be received at our principal executive offices no less than 90 days and no more than 120 days prior to the anniversary date of our last annual meeting to permit the Board time to evaluate the qualifications of the nominee.

We have not employed an executive search firm, or paid a fee to any other third party, to locate qualified candidates for director positions.

Stockholder Communications with Directors

Persons wishing to write to our Board, or to a specified director or committee of the Board, should address such correspondence to the applicable person or entity at Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA 01720.

We will forward to the directors all communications that we believe are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of Bluejay. Any correspondence received that is addressed to the Board generally will be forwarded to the Chairman of the Board.

Anti-Hedging Policy

Our policies prohibit directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities without our prior approval.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller and any person performing similar functions. The code of ethics is on the “Governance — Governance Overview” section on our website at bluejaydx.com. We intend to disclose any future amendments to, or waivers from, the code of ethics within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

compensation discussion & analysis Compensation Overview

The purpose of this Compensation Overview section is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our named executive officers (“NEOs”). For the year ended December 31, 2025, our NEOs were:

Neil Dey, President and Chief Executive Officer

Jason Cook, Chief Technology Officer*

____________

*        Dr. Cook ceased serving as an employee on May 30, 2025.

Determining Executive Compensation

On an ongoing basis, the Compensation Committee reviews the performance and compensation of our President and Chief Executive Officer and the Company’s other executive officers, if any. Our President and Chief Executive Officer provides input to the Compensation Committee regarding the performance of the other NEOs, if any, and offers recommendations regarding their compensation packages considering such performance. The Compensation Committee is ultimately responsible, however, for determining the compensation of the NEOs, including our President and Chief Executive Officer.

Compensation Philosophy

The Compensation Committee and the Board believe that the Company’s executive compensation programs for its executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, we believe our executive compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, the Company’s executive compensation program is intended to, among other things:

•        attract and retain the best caliber executive officers reasonably available;

•        drive achievement of business strategies and goals;

•        motivate performance in an entrepreneurial, incentive-driven culture;

•        align the interests of executive officers with the interests of the Company’s shareholders;

•        promote and maintain high ethical standards and business practices; and

•        reward results and the creation of shareholder value.

Factors Considered in Determining Compensation

The Compensation Committee attempts to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Given that the Company does not currently possess capacity under its equity-incentive plans, and that the Company’s stock price has suffered substantial and continued declines during the past several years, our compensation program currently focuses on providing a base salary, together with the potential opportunity for annual performance bonuses payable in cash, when the Compensation Committee believes appropriate.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board. Base salaries are based on the following factors:

•        the Company’s performance for the prior fiscal years and subjective evaluation of the executive’s contribution to that performance;

•        the performance of the particular executive in relation to established goals or strategic plans;

•        competitive levels of compensation for executive positions based on information drawn from informal internal benchmark analysis of base salaries for executive officers at similarly sized, public medical technology companies and other relevant information;

•        the Company’s available cash resources at the time; and

•        our obligations under the applicable executive officer’s employment agreement or offer letter (if any).

Performance bonuses and equity compensation, if any, are awarded based upon the recommendation of the Compensation Committee. These grants, if any, are made with a view to linking executives’ compensation to the long-term financial success of the Company and its shareholders.

Compensation Of Directors And Executive Officers

Executive Officer Compensation

The following Summary Compensation Table shows, for the fiscal years ended December 31, 2025 and 2024, information regarding the compensation awarded to the persons who constituted our “named executive officers” (or “NEOs” for purposes of the 2025 calendar year: Neil Dey, our President and Chief Executive Officer (who currently serves as our principal executive, financial and accounting officer); and Jason Cook, our former Chief Technology Officer (who ceased serving as an employee on May 30, 2025).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Neil Dey(1)	2025	328,193	(2)	—	—	137,500	7,862	(2)	473,555
President & Chief Executive Officer	2024	283,800		—	—	—	7,087	(2)	290,887
Jason Cook	2025	111,600		—	—	—	214,644	(3)	326,244
Chief Technology Officer	2024	241,800		—	—	—	9,268	(3)	251,068

____________

(1)      Mr. Dey’s wife, Svetlana Dey, serves as a non-employee director of the Company on a paid basis. Amounts in this table do not include compensation paid to Ms. Dey. For more information regarding compensation paid to Ms. Dey, please see below under “— Director Compensation.”

(2)      Mr. Dey’s annualized base salary was $275,000 for the period from January 1, 2026 to September 30, 2026, and $400,000 for the period from October 1, 2026 to December 31, 2206.

(2)      The amounts represent matching contributions of $7,862 in 2025 and $7,087 in 2024 made by the Company to Mr. Dey under its 401(k) Plan. Mr. Dey and Ms. Dey also serve as officers and/or directors of Laminar Pharma, Inc., a business entity that is unaffiliated with the Company, and the Company permits this entity to use its main facility as its registered business address without payment to the Company. The Company has determined that the value attributable to this arrangement falls below the reporting threshold for perquisites, and therefore has not attributed any value to it in the table.

(3)      The 2025 amount represents $193,440 severance, $16,454 paid time off payout and $4,750 401(K) matching contribution. The 2024 amount represents matching contributions made by the Company to Mr. Cook under its 401(k) Plan.

Narrative to Summary Compensation Table

Neil Dey, Chief Executive Officer and President

In July 2021, we entered into an employment agreement with Mr. Dey, which was amended in January 2023 (such agreement, as subsequently amended and restated, the “Dey Agreement”). The Dey Agreement provides that his base salary will be set by the Compensation Committee in its sole discretion, and Mr. Dey’s current annual base salary since October 1, 2025 has been $400,000. The agreement also provides eligibility for an annual bonus targeted at 50% of his base salary. The annual bonus is payable in a combination of cash and equity as determined at the sole discretion of the Compensation Committee of the Board. Mr. Dey is entitled to participate in certain of the Company’s benefit plans available to other executives.

Under the Dey Agreement, Mr. Dey is entitled to receive certain benefits upon termination of employment under certain circumstances. If we terminate Mr. Dey’s employment for any reason other than “Cause” (as such term is defined in the Dey Agreement), Mr. Dey will receive cash severance equal to twelve months base salary plus a pro-rata portion of the target annual bonus in addition to any unpaid salary, bonus, and unused vacation time not already paid.

For 2025, the Board provided Mr. Dey a target incentive bonus opportunity of $137,500 (representing 50% of his annualized base salary at the time), based on Mr. Dey’s achievement of certain corporate-wide performance goals relating to clinical trial enrollment and protocol finalization, manufacturing readiness and raw materials sourcing progression, organizational personnel realignment and financing consummations, each of which were communicated to Mr. Dey at the time of adoption. In March 2026, the Compensation Committee reviewed Mr. Dey’s achievement of these targets, and determined that they had been achieved at a 100%/target payout level in the aggregate, and that Mr. Dey would therefore be paid an incentive bonus of $137,000 with respect to the 2025 fiscal year.

Mr. Dey did not receive any incentive bonus for the 2024 fiscal year.

Jason Cook, Chief Technology Officer

In July 2021, we entered into an employment agreement with Mr. Cook (such agreement, as subsequently amended and restated, the “Cook Agreement”). The Cook Agreement provided for a minimum annual base salary to Mr. Cook of $200,000 as well as eligibility for an annual bonus targeted at 30% of his base salary. The annual bonus was payable in a combination of cash and equity as determined at the sole discretion of the Compensation Committee of the Board. The Company did not award any bonus to Mr. Cook for either 2024 or 2025. Mr. Cook was entitled to participate in certain of the Company’s benefit plans available to other executives.

Under the Cook Agreement, Mr. Cook was entitled to receive certain benefits upon termination of employment under certain circumstances. The Cook Agreement provided that if Mr. Cook’s employment was terminated by the Company for any reason other than “Cause” (as such term was defined in the Cook Agreement), Mr. Cook was entitled to receive cash severance equal to six months base salary plus a pro-rata portion of the target annual bonus in addition to any unpaid salary, bonus, and unused vacation time not already paid. On May 28, 2025, the Company and Dr. Cook entered into a separation agreement and general release, which provided that Dr. Cook’s employment would terminate on May 30, 2025, and be threated thereunder as a termination by the Company with “Cause”.

2025 Grants of Plan-Based Awards

As described in the table below, the Company did not make any grants of plan-based awards in 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Units	Grant Date Fair Value of Stock Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Neil Dey	—	—	—	—	—	—	—	—	—
Jason Cook	—	—	—	—	—	—	—	—	—

Outstanding Equity Awards at 2025 Fiscal Year End

The following table shows certain information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Neil Dey(1)	—	—	—	—
Jason Cook(2)	—	—	—	—

____________

(1)      On February 25, 2022, Mr. Dey received a grant of stock options that vested ratably over three years. As a result of the Company’s cumulative reverse stock splits since the date of grant, which aggregate to 1-for-32,000, less than one share remains subject to such award, and the award is not exercisable.

(2)    On July 7, 2021, Dr. Cook was issued stock options to purchase 2 shares of common stock at an exercise price of $112,000.00 per share. Of those options 1 vested immediately upon grant while the remainder vest upon achievement of certain product development milestones. The foregoing amounts reflect the Company’s cumulative reverse stock splits since the date of grant, which aggregate to 1-for-32,000. Mr. Cook also received a grant of stock options on February 25, 2022, which as a result of the reverse stock splits that have occurred subsequently, constitutes less than one share is therefore not exercisable.

Option Exercises and Stock Vested in 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting ($)(2)
Neil Dey	—	—	—	—
Jason Cook	—	—	—	—

Retirement Benefits

We established a 401(k) tax-deferred savings plan in 2022, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We are responsible for the administrative costs of the 401(k) plan. We may, in our discretion, make matching contributions to the 401(k) plan. We contributed $12,613 in matching contributions to the 401(k) Plan for NEOs for the year ended December 31, 2025.

Insider Trading Policy

We have an insider trading policy that governs the purchase, sale and other disposition of our securities by our directors, officers and employees. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. In addition, it is our policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in our securities.

Employee, Officer and Director Hedging

Our insider trading policy generally prohibits our directors, officers and employees from:

•        engaging in short sales of our securities;

•        engaging in hedging transactions, including, but not limited to, zero-cost collars, forward sale contracts and many others, which involve the establishment of a short position in our securities and limit or eliminate a director, officer or employee’s ability to profit from an increase in the value of our securities;

•        engaging in transactions in publicly traded options on our securities, such as puts, calls and other derivative securities, on an exchange or in any other organized market; and

•        holding securities in a margin account or pledging our securities as collateral for a loan.

Director Compensation

Pursuant to our Non-Employee Director Compensation Policy, each member serving on our Board who is not our employee (whether or not such director is independent) is eligible for annual compensation(1) for his or her service. The current annual amounts payable to non-employee directors are as follows:

•        Board member: $100,000;

•        Board chair: $125,000;

•        Audit Committee member: $15,000;

•        Audit Committee chair: $25,000;

•        Compensation Committee member: $15,000;

•        Compensation Committee chair: $25,000;

____________

(1)      Non-Employee Director Compensation was adjusted as of October 1, 2025. Prior to October 1, 2025, annual compensation was $50,000 for board members, $75,000 for the board chair, $7,500 for committee members and $20,000 for the committee chair.

•        Nominating and Corporate Governance Committee member: $15,000; and

•        Nominating and Corporate Governance Committee chair: $25,000.

The following table shows for the fiscal year ended December 31, 2025 the compensation of our non-employee directors:

Name	Fees Earned ($)	Stock Awards ($)	Option Awards ($)	Other Compensation ($)		Total ($)
Douglas Wurth	110,363	—	—	—		110,363
Donald Chase	111,774	—	—	—		111,774
Fred Zeidman	93,064	—	—	—		93,064
Svetlana Dey	62,501	—	—	—	(1)	62,501
Gary Gemignani	38,750	—	—	—		38,750

____________

(1)      Ms. Dey is provided office space at the Company’s main facility that is used for both Company-related and personal use. In addition, Ms. Dey and Mr. Dey also serve as officers and/or directors of Laminar Pharma, Inc., a business entity that is unaffiliated with the Company, and the Company permits this entity to use its main facility as its registered business address without payment to the Company. The Company has determined that the value attributable to this arrangement falls below the reporting threshold for perquisites, and therefore has not attributed any value to it in the table.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans at December 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	10	$46,400.00	34
Equity compensation plans not approved by security holders(2)	27	$28,720.00	—

____________

(1)      Represents shares of common stock issuable upon exercise of outstanding stock options and rights under our 2018 Stock Incentive Plan (the “2018 Plan”) and 2021 Stock Plan (the “2021 Plan”). Both plans permit the Company to grant incentive and nonqualified stock options for the purchase of common stock, and restricted stock awards. The maximum number of shares of common stock reserved for issuance under the 2018 Plan and 2021 Plan are 20 and 61, respectively. At December 31, 2025 there were 9 and 25 shares of common stock available for grant under the 2018 Plan and 2021 Plan, respectively.

(2)      Consists of warrants issued to placement agents, underwriters and consultants.

Related Party Transactions

NanoHybrids, LLC

In December 2021, we entered into an agreement with NanoHybrids, LLC (“NanoHybrids”), an entity in which our former Chief Technology Officer, Jason Cook, served as Chief Executive Officer of prior to joining Bluejay, to enable NanoHybrids to utilize our research and development staff and laboratory facility. Any hours worked by our employees for NanoHybrids is billed to NanoHybrids at a bill rate of the respective employee’s fully burdened personnel cost plus 10%. Additionally, the Company may purchase certain lab supplies for NanoHybrids and rebill these costs to NanoHybrids. Dr. Cook is the majority shareholder of NanoHybrids. The table below summarizes the amounts earned for the years ended December 31, 2025 and 2024 and balances due from NanoHybrids as of December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Income from NanoHybrids included in Other Income	$6,873	$127,079
Cash receipts from NanoHybrids	$21,437	$153,783
	As of December 31,
	2025	2024
Amounts receivable from NanoHybrids included in Prepaids and Other Current Assets	$—	$14,564

On May 8, 2025, the Company entered into a settlement and release agreement with Nanohybrids that terminated the respective parties’ obligations under the Sharing and Services Agreement, and memorialized that prior discussions between the parties regarding a potential sale of Nanohybrids to the Company (the “Strategic Transaction Discussions”) were terminated. Under the terms of such agreement, the Company agreed to make payment of $50,000 to Nanohybrids and reimburse Nanohybrids for up to $30,000 in reasonable and documented attorneys’ fees that Nanohybrids had previously incurred in connection with the Strategic Transaction Discussions. The Company and Nanohybrids (including Dr. Cook for this limited purpose) each also provided the other with releases related to the Sharing and Services Agreement and the Strategic Transaction Discussions.

Each of the foregoing agreements was approved in advance by the audit committee of the Company’s board of directors.

Policies and Procedures for Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee is responsible for reviewing and approving in advance any related party transaction. This will cover, with certain exceptions as set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or will be a participant to, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In determining whether to approve a proposed transaction, our Audit Committee will consider all relevant facts and circumstances including: (i) the materiality and character of the related party’s direct or indirect interest; (ii) the commercial reasonableness of the terms; (iii) the benefit or perceived benefit, or lack thereof, to us; (iv) the opportunity cost of alternate transactions; and (v) the actual or apparent conflict of interest of the related party.

Proposal 1:
Election Of Directors

Our Board currently consists of five members: Douglas Wurth, Neil Dey, Svetlana Dey, Donald Chase and Fred Zeidman. The Nominating and Governance Committee nominated and the Board approved and recommended all of the five current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified.

Biographical information for our directors is provided above in the section entitled “Information About Directors and Executive Officers.”

Vote Required and Recommendation of the Board

A plurality of the votes cast is required to elect director nominees, and as such, the five nominees who receive the greatest number of “FOR” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “FOR” votes than any other nominee for the same director’s seat. Broker non-votes and abstentions will have no effect on this proposal. The Board recommends that stockholders vote FOR each of the five nominees for election to our Board.

PROPOSAL 2: approve and adopt an amendment to the Company’s amended and restated certificate of incorporation, as amended, AND effect a reverse stock split of the Company’s common stock

General

Our Board has unanimously approved and declared advisable and is recommending that our stockholders approve and adopt a proposed certificate of amendment to the Restated Certificate, in substantially the form attached hereto as Annex A (the “Reverse Stock Split Amendment”), and effect a reverse stock split of all of our outstanding shares of common stock by one of several fixed ratios, 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-8, 1-for-10, 1-for-15 and 1-for-20 (the “Reverse Stock Split”), with the final decision of whether to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by our Board, in its sole discretion and without further action by the Company’s stockholders; provided, our Board will not select a reverse split ratio that will result in us having fewer than 500,000 publicly held shares under Nasdaq continued listing standards. If approved, the Board’s authority to file the Reverse Stock Split Amendment with the Delaware Secretary of State and effect the Reverse Stock Split will expire on the first anniversary of the Annual Meeting.

By approving the Reverse Stock Split Amendment, stockholders will be approving the Reverse Stock Split at a specific ratio within the range described above as determined by the Board, as it determines to be in the best interest of the Company’s stockholders. The Board believes that stockholder approval of the range of Reverse Stock Split ratios (as opposed to approval of a single Reverse Stock Split ratio) provides the Board with maximum flexibility to achieve the purpose of the Reverse Stock Split, as discussed below, and therefore is in the best interests of the Company and its stockholders.

If our stockholders approve the Reverse Stock Split Amendment and our Board decides to implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Delaware Secretary of State, the Reverse Stock Split will become effective as of a date and time to be determined by the Board that will be specified in the certificate of amendment (the “Reverse Stock Split Effective Time”). If the Board does not file the Reverse Stock Split Amendment with the Delaware Secretary of State within twelve months from the date of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as further described below. The Reverse Stock Split will not change the par value of our common stock or the number of authorized shares of common stock. The Reverse Stock Split will also affect outstanding stock options and other stock-based awards, as described in “Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder” below.

The Reverse Stock Split Amendment will also affirm that the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 255,000,000 shares, consisting of (a) 250,000,000 shares of common stock and (b) 5,000,000 shares of preferred stock. Upon approval of the Reverse Stock Split Amendment and the filing of such Reverse Stock Split Amendment with the Delaware Secretary of State, the text of Section 4.1 (Authorized Capital Stock) of Article IV (Capitalization) of the Restated Certificate will be amended and restated in its entirety to read as follows:

“The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is TWO HUNDRED FIFTY-FIVE MILLION (255,000,000) shares, consisting of (a) TWO HUNDRED FIFTYMILLION (250,000,000) shares of common stock (the “Common Stock”), and (b) FIVE MILLION (5,000,000) shares of preferred stock (the “Preferred Stock”). Upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [2][3][4][5][6][8][10][15][20] shares of Common Stock issued and outstanding at such time shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.0001 per share. No fractional shares shall be issued, and, in lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock, as determined by the Board of Directors of the Corporation. Each certificate that immediately prior to the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

The version of the Reverse Stock Split Amendment filed with the Delaware Secretary of State will include the bracketed number in the text above that corresponds to the final Reverse Stock Split ratio selected and determined by the Board in advance of filing (e.g., either 2, 3, 4, 5, 6, 8, 10, 15 or 20). The versions of the Reverse Stock Split Amendment reflecting the non-selected ratios will at such time each be abandoned.

Reasons for the Reverse Stock Split

Our Board is seeking stockholder approval of the Reverse Stock Split Amendment with the primary intent of increasing the price of our common stock in order to continue to meet the Nasdaq Stock Market’s minimum price per share criteria for continued listing on that exchange. Our common stock currently is publicly traded and listed on the Nasdaq Capital Market under the symbol “BJDX.” Nasdaq Listing Rule 5550(a)(2) requires listed companies to maintain a minimum bid price of $1.00 for continued inclusion on the Nasdaq Capital Market. As of the close of business on April 15, 2025, the most recent closing price of our common stock on the Nasdaq Capital Market was $1.97 per share. If the trading price were to fall below $1.00 per share, we would not be compliant this requirement. In such event, we would be subject to delisting, and because we consummated a reverse stock splits during the preceding 12 months, we would be ineligible for any compliance period under recently implemented Nadsaq listing rules. As a result, such a decline in the price of our common stock, if it were to occur, would be expected to result in the prompt delisting of our common stock from the Nasdaq Capital Market.

If we are delisted from the Nasdaq Capital Market and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•        a limited availability of market quotations for our securities;

•        a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and no analyst coverage for us;

•        we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

•        a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

Our Board believes that the proposed Reverse Stock Split to be implemented pursuant to the Reverse Stock Split Amendment could, if the above-described circumstances were to arise, be a necessary step to maintain compliance with the Nasdaq listing rules and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.

Determination of Reverse Stock Split Ratio

Our Board believes that stockholder adoption of several fixed Reverse Stock Split ratios, as opposed to adoption of a single Reverse Stock Split ratio, provides maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders. In determining which of the approved fixed ratios to implement following the receipt of stockholder approval, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

•        our ability to maintain the listing of our common stock on the Nasdaq Capital Market;

•        the historical trading price and trading volume of our common stock;

•        the number of shares of our common stock outstanding;

•        the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•        the continued listing requirements of the Nasdaq Stock Market; and

•        prevailing general market and economic conditions.

The Board reserves the right to elect to abandon the Reverse Stock Split Amendment (including all of the fixed Reverse Stock Split ratios), notwithstanding stockholder approval thereof, if our Board determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. In making such determination, our Board will take into account certain factors including the expected trading prices for our common stock, actual or forecasted results of operations and the likely effect of such results on the market price of our common stock, as well as the factors described in the above paragraph.

Principal Effects of the Reverse Stock Split

By approving the Reverse Stock Split Amendment, stockholders will approve the Reverse Stock Split which would combine a specific number of shares of common stock into one share. The version of the Reverse Stock Split Amendment to be filed with the Delaware Secretary of State would reflect that Reverse Stock Split number (e.g., either 2, 3, 4, 5, 6, 8, 10, 15 or 20) determined by the Board to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the Board will not implement any amendment providing for a different Reverse Stock Split ratio than those specified in this proposal.

As explained above, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders receiving a cash payment in lieu of owning a fractional share, as further described in the section titled “Fractional Shares” below. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Exchange Act. Following the Reverse Stock Split, our common stock will continue to be listed on the Nasdaq Capital Market under the ticker symbol “BJDX,” although it would receive a new CUSIP number.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split Amendment is approved by the Company’s stockholders, and if at such time the Board still believes that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the Reverse Stock Split to be implemented. If the Reverse Stock Split Amendment is approved and filed with the Delaware Secretary of State, the Reverse Stock Split will become effective as of the Reverse Stock Split Effective Time. The Board will determine the exact timing of the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If approved, the Board’s authority to file the Reverse Stock Split Amendment with the Delaware Secretary of State and effect the Reverse Stock Split will expire on the first anniversary of the Annual Meeting.

Except as described below under the sections titled “Fractional Shares” and “Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder,” at the Reverse Stock Split Effective Time, each whole number of issued and outstanding pre-Reverse Stock Split shares that the Board has determined will be combined into one post-Reverse Stock Split share (based on the Board’s final selection of the fixed ratio to be applied) will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock, and each certificate which, immediately prior to the Reverse Stock Split Effective Time represented pre-Reverse Stock Split shares, will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record at the Reverse Stock Split Effective Time of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares not evenly divisible by the number of pre-Reverse Stock Split shares for which each post-Reverse Stock Split share is to be exchanged, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing such pre-Reverse Stock Split shares (except as described below under “— Book-Entry Shares”), to a cash payment, without interest, in lieu thereof, as set forth in the certificate of amendment.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the Reverse Stock Split Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid. Stockholders will not be entitled to receive interest for the period of time between the Reverse Stock Split Effective Time and the date payment is received.

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-Reverse Stock Split shares of our common stock owned in book-entry form.

Certificated Shares

As soon as practicable after the Reverse Stock Split Effective Time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-Reverse Stock Split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-Reverse Stock Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Anti-Takeover and Dilutive Effects

The Restated Certificate currently provides that the Company may issue up to 5,000,000 shares of “black check” preferred stock, which will remain the case whether or not the Reverse Stock Split Amendment is approved and filed. This preferred stock provides the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares of preferred stock may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of any capital stock subsequent to the Reverse Stock Split at this time, and we have not allocated any specific portion of the authorized number of shares to any particular purpose.

Certain Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will increase the market price per share of our common stock proportionately with the ratio of the combination. The market price of our common stock may also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:

The liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not proportionately increase as a result of the Reverse Stock Split.

The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split share may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock following the Reverse Stock Split could be lower than the total market capitalization before the Reverse Stock Split.

The Reverse Stock Split would increase our number of authorized but unissued shares of stock. We could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Principal Effects of the Reverse Stock Split on Stock Plans and Equity Awards Thereunder

Pursuant to the terms of the Company’s 2018 and 2021 Stock Plans, (collectively, the “Stock Plans”) and the agreements governing equity awards thereunder, the Board or a committee thereof, as applicable, will adjust the number of shares of common stock available for future grant, the number of shares of common stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Stock Plans to equitably reflect the effects of the Reverse Stock Split. With respect to any such outstanding equity awards, the contemplated equitable adjustments will result in approximately the same aggregate exercise price being required to be paid under such stock options, and approximately the same value of shares of common stock being delivered upon exercise, vesting or settlement of such awards immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. Any fractional shares that would otherwise result from the Reverse Stock Split adjustments described above with respect to outstanding equity awards will be eliminated through rounding or as otherwise determined by the Board or a committee thereof in accordance with the terms of such Stock Plans and award agreements thereunder.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the Reverse Stock Split Effective Time, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split that the Board decides to implement, the stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.

Effect on Par Value

The certificate of amendment will not affect the par value of our common stock, which will remain at $0.0001 per share.

Dividends

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. While the timing, declaration and payment of any future dividends to holders of our common stock fall within the discretion of our Board and will depend on our operating results, earnings, financial condition, the capital requirements of our business and other factors, our Board expects that the amount of future dividends, if any, would be adjusted accordingly to reflect the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the Reverse Stock Split Amendment or implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Assuming the Reverse Stock Split qualifies as reorganization, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A holder of the pre-Reverse Stock Split shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption by us. The amount of any gain or loss will be equal to the difference between the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and the cash received and generally should be capital gain or loss and generally would be a long-term gain or loss to the extent that the holder’s holding period exceeds 12 months.

The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with their own tax advisor with respect to all of the potential tax consequences to them of the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock and equity awards granted to them pursuant to the stock plans.

Reservation of Right to Abandon the Reverse Stock Split

We reserve the right to not file the Reverse Stock Split Amendment with the Delaware Secretary of State and to abandon any Reverse Stock Split (including all of the fixed Reverse Stock Split ratios) without further action by our stockholders at any time before the effectiveness of the filing of the Reverse Stock Split Amendment with the Delaware Secretary of the State, even if the authority to effect these amendments is approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split Amendment (including each of the fixed Reverse Stock Split ratios), you are expressly also authorizing the Board to delay, not proceed with, and abandon, the Reverse Stock Split (including all of the fixed Reverse Stock Split ratios) and the Reverse Stock Split Amendment if it should so decide, in its sole discretion, that such actions are in the best interests of our stockholders.

Vote Required and Recommendation of the Board of Directors

We believe that the approval of this proposal will require the affirmative vote of a majority in voting power of the votes cast. We believe this proposal will be considered to be a “routine” matter and, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal. As a result, we believe that there will be no “broker non-votes” in this proposal. We believe that abstentions will not be taken into account in determining the outcome of the proposal. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. The Board recommends that stockholders vote FOR this proposal.

PROPOSAL 3: approve and adopt Amendment No. 1 to the Bluejay Diagnostics, Inc. 2021 Stock Plan to increase the number of shares available for issuance thereunder BY 600,000 SHARES

Overview

At the Annual Meeting, shareholders will be asked to consider and approve the adoption of Amendment No. 1 (the “Plan Amendment”) to the Bluejay Diagnostics, Inc. 2021 Stock Plan (the “2021 Stock Plan”).

If our shareholders approve the adoption of the Plan Amendment, the number of shares of our common stock authorized for issuance under the 2021 Stock Plan would increase by 600,000 shares (the “Share Reserve Increase”). The Plan Amendment does not otherwise amend any provisions of the 2021 Stock Plan.

We adopted the 2021 Stock Plan in July 2021 prior to our initial public offering. The Board, upon the recommendation of the Compensation Committee, adopted the Plan Amendment in April 2026, subject to approval of our shareholders. A description of the material terms of the 2021 Stock Plan and the Plan Amendment is set out below. Such description is qualified in its entirety by the text of the 2021 Stock Plan and the Plan Amendment, which are set out in Appendix A to this proxy statement.

Description of the Plan

Administration.    The 2021 Stock Plan is administered by the Compensation Committee. The Compensation Committee has full authority to select the individuals who will receive awards under the 2021 Stock Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

Limit on Non-Employee Director Compensation.    Under the 2021 Stock Plan, the aggregate value of all compensation granted or paid to any individual for service as a non-employee director with respect to any calendar year, including awards granted under the 2021 Stock Plan and cash fees paid to such non-employee director, may not exceed $300,000 in total value. For purposes of this limitation, the value of awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

Number of Shares of Common Stock.    The number of shares of the common stock that currently may be issued under the 2021 Stock Plan is 61 shares. If the Plan Amendment is approved, this number will increase from 61 shares to 600,061 shares.

Shares issuable under the 2021 Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the 2021 Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to us by a participant, or withheld by us on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the 2021 Plan. Shares purchased by us with the proceeds received from a stock option exercise will not be available again for issuance. The number of shares of common stock issuable under the 2021 Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the 2021 Plan. No award granted under the 2021 Plan may be transferred, except by will, the laws of descent and distribution.

Of the shares available for issuance:    (i) the maximum number issuable as stock options or stock appreciation rights to any employee in any calendar year is 250,000, and (ii) the maximum number of shares issuable as stock awards or such units granted to any employee in any calendar year is 250,000.

Eligibility.    All employees designated as key employees for purposes of the 2021 Plan, all non-employee directors and consultants are eligible to receive awards under the 2021 Plan.

Awards to Participants.    The 2021 Plan provides for discretionary awards of stock options, stock awards, stock unit awards and stock appreciation rights to participants. Each award made under the 2021 Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the 2021 Plan.

Stock Options.    The Committee has the discretion to grant non-qualified stock options or incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that, commencing as of the initial public offering of our common stock, the exercise price of each stock option will be the closing price of the common stock on the date on which the option is granted (“fair market value”), each option will expire ten years from the date of grant and no dividends or dividend equivalents may be paid with respect to stock options.

In addition, an incentive stock option granted to a key employee is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company, the exercise price of the incentive stock option will be 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option can be granted after ten years from the earlier of the date the 2021 Plan was adopted or approved by stockholders.

Stock Appreciation Rights.    The Committee has the discretion to grant stock appreciation rights to participants. The Committee determines the exercise price for a stock appreciation right, which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant in common stock or in cash, at our discretion, an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. The Committee has the discretion to set the terms and conditions applicable to the award, including the number of shares subject to the stock appreciation right and the vesting schedule, provided that each stock appreciation right will expire not more than ten years from the date of grant and no dividends or dividend equivalents shall be paid with respect to any stock appreciation right prior to the exercise of the stock appreciation right.

Stock Awards.    The Committee has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any stock award subject to restrictions will be held by us and will be paid to the holder of the stock award only to the extent the restrictions on such stock award lapse.

Stock Units.    The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. Unless otherwise specified in the award agreement, a participant will not be a shareholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that such dividend equivalents will be held by us and paid only to the extent the restrictions lapse.

Payment for Stock Options and Withholding Taxes.    The Committee may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the tax obligation associated with an award: (i) cash; (ii) cash received from a broker dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to us the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing us to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the minimum amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or certification of ownership by attestation of such previously acquired shares.

Provisions Relating to a “Change in Control” of the Company.    Notwithstanding any other provision of the 2021 Plan or any award agreement, in the event of a “Change in Control” of the Company, the Board has the discretion to provide that all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards will be deemed satisfied at the highest level. In addition, upon such Change in Control, the Committee has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

Amendment of Award Agreements; Amendment and Termination of the 2021 Plan; Term of the 2021 Plan.    The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the 2021 Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares are listed.

Notwithstanding the foregoing, neither the 2021 Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or stock appreciation right or cancelling a stock option or stock appreciation right in exchange for cash, other stock options or stock appreciation rights with a lower exercise price or other stock awards. (This prohibition on repricing without stockholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the company or similar events.

No awards may be granted under the 2021 Plan on or after the tenth anniversary of the initial effective date of the 2021 Plan.

Federal Income Tax Consequences

Incentive Stock Options.    The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the one million dollar limitation imposed by Section 162(m), described above, and to certain reporting requirements.

Non-Qualified Options.    The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the one million dollar limitation imposed by Section 162(m).

A grantee who has transferred a non-qualified option to a family member by gift will realize taxable income at the time the non-qualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.    There are no immediate tax consequences of receiving an award of stock units under the 2021 Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2021 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.    Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G.    To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The 2021 Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the 2021 Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

Section 409A.    The Company intends for awards granted under the 2021 Plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the 2021 Plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

New Plan Benefits

No awards have been granted to any officer, non-employee director, employee or consultant pursuant to the 2021 Plan that are contingent upon the approval by our shareholders of the Plan Amendment. We anticipate that performance stock units, restricted stock units, and stock options may be granted in the discretion of the Compensation Committee under the 2021 Plan out of the additional shares of common stock to be available under the 2021 Plan if the Plan Amendment is approved by our shareholders; however, the number and type of equity-based awards that may be so granted has not yet been determined.

Vote Required and Recommendation of the Board of Directors

The approval of this proposal requires the affirmative vote of a majority in voting power of the votes cast. Broker non-votes and abstentions will not be taken into account in determining the outcome of the proposal. The Board recommends that stockholders vote FOR this proposal.

Proposal 4: To Ratify The Appointment Of Independent Registered Public Accounting Firm

Our Audit Committee has selected Wolf & Company P.C. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors. Representatives of Wolf & Company P.C. are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Aggregate fees for professional services rendered by Wolf & Company P.C. for their services for the fiscal years ended December 31, 2025 and 2024, respectively, were as follows:

	2025	2024
Audit Fees	$214,105	$230,900
Audit-related fees	72,500	103,900
Tax fees	9,500	4,000
All other fees	—	—
TOTAL	$296,105	$338,800

Audit Fees

Audit fees represent the aggregate fees billed for professional services rendered by our independent accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for tax return preparation and compliance for such years.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee reviews audit and non-audit services on an annual basis performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Vote Required and Recommendation of the Board of Directors

The approval of this proposal requires the affirmative vote of a majority in voting power of the votes cast. Broker non-votes and abstentions will not be taken into account in determining the outcome of the proposal. The Board recommends that stockholders vote FOR this proposal.

Audit Committee Report

The Audit Committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Wolf & Company P.C., the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and Wolf & Company P.C. the Company’s audited financial statements. We discussed with Wolf & Company P.C. the overall scope and plans of their audit. We met with Wolf & Company P.C., with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended December 31, 2025, the Audit Committee (i) reviewed and discussed with management the Company’s audited financial statements as of December 31, 2025, and for the year then ended; (ii) discussed with Wolf & Company P.C. the matters required by Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission; (iii) received the written disclosures and the letter from Wolf & Company P.C. required by applicable requirements of the PCAOB regarding Wolf & Company P.C.’s communications with the Audit Committee regarding independence; and (iv) discussed with Wolf & Company P.C. their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.

Donald Chase (Chairperson)
Douglas Wurth
Fred Zeidman

Availability Of Annual Report On Form 10-K

A copy of our 2025 Annual Report on Form 10-K has been mailed concurrently with this proxy statement to stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to Form 10-K. We will provide copies of these exhibits without cost upon request by eligible stockholders. Requests for copies of such exhibits should be mailed to Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA 01720, Attention: Corporate Secretary.

Other Proposed Action

Our Board does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board.

Householding Of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, or (2) direct your written request to Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA 01720, Attention: Corporate Secretary, or call us at (844) 327-7078. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written or oral request to the address set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

Stockholder Proposals And Submissions

In order to be eligible for inclusion in our proxy statement and form of proxy for our next Annual Meeting, a proposal of a stockholder, other than the submission of a stockholder nominee for election to our Board, must be received at our principal executive offices located in Acton, Massachusetts no later than December 13, 2026. For any proposal that a stockholder wishes to propose for consideration at our next Annual Meeting but does not wish to include in the proxy materials for that meeting, or to nominate a director for election to our Board, our Amended and Restated Bylaws require a notice of the proposal to be delivered not less than 90 days but not more than 120 days prior to the anniversary of our preceding annual meeting of stockholders, or not before February 9, 2027 and not later than March 11, 2027. The notice of the proposal or nomination also must comply with the content and other requirements for such notices set forth in our Amended and Restated Bylaws.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules under Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than April 20, 2027.

Annex A

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
OF BLUEJAY DIAGNOSTICS, INC.

Bluejay Diagnostics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Laws (the “DGCL”), does hereby certify as follows:

FIRST:    The name of the Corporation is Bluejay Diagnostics, Inc., the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Secretary of State”) was March 20, 2015, the date of filing of its Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State was October 22, 2021, the date of filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State was July 21, 2023, the date of filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State was May 14, 2024, the date of filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State was June 17, 2024, the date of filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State was August 28, 2024, the date of filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State was November 15, 2024, and the date of filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State was January 27, 2026.

SECOND:    The text of Section 4.1 (Authorized Capital Stock) of Article IV (Capitalization) of the Restated Certificate is amended and restated in its entirety to read as follows:

“The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is TWO HUNDRED FIFTY-FIVE MILLION (255,000,000) shares, consisting of (a) TWO HUNDRED FIFTYMILLION (250,000,000) shares of common stock (the “Common Stock”), and (b) FIVE MILLION (5,000,000) shares of preferred stock (the “Preferred Stock”). Upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [2][3][4][5][6][8][10][15][20]1 shares of Common Stock issued and outstanding at such time shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.0001 per share. No fractional shares shall be issued, and, in lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock, as determined by the Board of Directors of the Corporation. Each certificate that immediately prior to the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

THIRD:    That resolutions were duly adopted by unanimous written consent of the Board of Directors of the Corporation setting forth this amendment to the Restated Certificate.

FOURTH:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

____________

1        Reverse Stock Split Ratio selected by Board to be used in filed version; other bracketed ratios to be deleted.

Annex A-1

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed on its behalf, by ________, its ________, this ________day of ________, ________.

BLUEJAY DIAGNOSTICS, INC.
By:
Name:
Title:

Annex A-2

Annex B

(The following is the text of the proposed Amendment No. 1 to the 2021 Plan. This text is followed by the current text of the 2021 Plan, as amended by Amendment No. 1 thereto (without giving effect to the proposed Amendment No. 1.)

AMENDMENT NO. 1 TO THE
BLUEJAY DIAGNOSTICS, INC.
2021 STOCK PLAN

The Bluejay Diagnostics, Inc. 2021 Plan (the “Plan”) is hereby amended as follows:

The number “61” in Sections 4.1(a) and 4.2(b) of the Plan are replaced with the number “600,061”

* * * * *

Annex B-1

BLUEJAY DIAGNOSTICS, INC.
2021 STOCK PLAN

Section 1. Establishment and Purpose.

1.1         The Board of Directors of Bluejay Diagnostics, Inc. (the “Company”) hereby establishes the Bluejay Diagnostics, Inc. 2021 Stock Plan (the “Plan”) effective as of July 6, 2021, subject to approval by the Company’s stockholders within one year of the date hereof.

1.2         The purpose of the Plan is to attract and retain outstanding individuals as Key Employees, Directors and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees, Directors and Consultants, and to provide such Key Employees, Directors and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees, Directors and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1         “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award or an SAR.

2.2         “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement or SAR Agreement evidencing an Award granted under the Plan.

2.3         “Board” means the Board of Directors of the Company.

2.4         “Change in Control” has the meaning set forth in Section 8.2 of the Plan.

2.5         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6         “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan, or, if no such committee has been designated at the time of any grants, it shall mean the Board.

2.7         “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

2.8         “Company” means Bluejay Diagnostics, Inc., a Delaware corporation.

2.9         “Consultant” means any person, including an advisor, who is engaged by the Company or an affiliate to render consulting or advisory services and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

2.10       “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

2.11       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.12       “Fair Market Value” means as of any date, the closing price of a share of Common Stock on the national securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed on a national securities exchange, the over-the-counter market on which the Common Stock trades, or, if the Common Stock is not listed on a national securities exchange or an over-the-counter market, as determined by the Board as of such date, or, if no trading occurred on such date, as of the trading day immediately preceding such date.

2.13       “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

Annex B-2

2.14       “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

2.15       “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

2.16       “Participant” means a Key Employee, Director or Consultant selected to receive an Award under the Plan.

2.17       “Plan” means the Bluejay Diagnostics, Inc. 2021 Stock Plan.

2.18       “Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.19       “Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.

2.20       “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.

2.21       “Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.

2.22       “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3. Administration.

3.1         The Board.

The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act, unless the Board otherwise determines.

3.2         Authority of the Committee.

(a)         The Committee, in its sole discretion, shall determine the Key Employees and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b)         To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Committee may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act.

(c)         The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d)         No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

Annex B-3

3.3         Award Agreements.

(a)         Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine. If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

Section 4. Shares of Common Stock Subject to Plan.

4.1         Total Number of Shares.

(a)         The total number of shares of Common Stock that may be issued under the Plan shall be 61. Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan.

(b)         The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan.

(c)         If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

4.2         Shares Under Awards.

Of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

(a)         The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in any calendar year is 250,000, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 250,000.

(b)         The maximum number of shares of Common Stock that may be subject to Stock Options (ISOs and/or NSOs) is 61.

(c)         The maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards that may be granted to any Key Employee in any calendar year is 250,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the Award is settled.

(d)         The maximum number of shares of Common Stock subject to Awards granted under the Plan or otherwise during any one calendar year to any Director, taken together with any cash fees paid by the Company to such Director during such calendar year for service on the Board, will not exceed $300,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

The numbers of shares described herein shall be as adjusted in accordance with Section 4.3 of the Plan.

Annex B-4

4.3         Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances.

Section 5. Grants of Stock Options.

5.1         Grant.

Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.

5.2         Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

5.3         Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a)         The per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b)         Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c)         No dividends or dividend equivalents shall be paid with respect to any shares subject to a Stock Option prior to the exercise of the Stock Option.

(d)         Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

5.4         Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a)         The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

Annex B-5

(b)         Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c)         No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.

5.5         Exercise of Stock Options.

(a)         A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

(b)         The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price: (i) in cash; (ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price; (iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price; (iv) by delivering previously acquired shares of Common Stock that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or (v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

Section 6. Stock Awards.

6.1         Grant.

The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

6.2         Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a)         The Award Agreement shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)         The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c)         Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to such shares and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that any dividends or other distributions payable with respect to the Stock Award shall be accumulated and held by the

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Company and paid to the Participant only upon, and to the extent, the restrictions lapse in accordance with the terms of the applicable Stock Award Agreement. Any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.

Section 7. Stock Unit Awards.

7.1         Grant.

The Committee may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event as provided in the Stock Unit Award Agreement.

7.2         Stock Unit Agreement.

Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:

(a)         The Stock Unit Agreement shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)         The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in Stock Unit Agreement; provided that the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c)         Except as provided in this subsection (c) and unless otherwise set forth in the Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a stockholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock; provided that a Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Participant shall be entitled to receive on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. Such amounts shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the restrictions lapse in accordance with the terms of the applicable Stock Unit Award Agreement. Such amounts held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall also be forfeited.

Section 8. SARs.

8.1         Grant.

The Committee may grant SARs to Participants. Upon exercise, an SAR entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.

8.2         SAR Agreement.

(a)         Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

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(b)         The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted.

(c)         Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the related SAR Agreement, which shall not be later than the ten years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(d)         Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(e)         No dividends or dividend equivalents shall be paid with respect to any SAR prior to the exercise of the SAR.

(f)          A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

Section 9. Change in Control.

9.1         Effect of a Change in Control.

(a)         Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 9.2), the Board is authorized and has sole discretion to provide that (i) all outstanding Awards shall become fully exercisable, (ii) all restrictions applicable to all Awards shall terminate or lapse and (iii) performance goals applicable to any Awards shall be deemed satisfied at the highest level, as applicable, in order that Participants may realize the benefits thereunder.

(b)         In addition to the Board’s authority set forth in Section 3, upon such Change in Control of the Company, the Board is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

9.2         Definition of Change in Control.

“Change in Control” of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a)         any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Person” and “Beneficial Owner” being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);

(b)         the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to

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vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c)         the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of: (i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or

(d)         there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors.

In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

Section 10. Payment of Taxes.

(a)         In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company shall require the Participant to pay the Company the minimum amount of federal, state, local or foreign taxes required to be withheld, and in the Company’s sole discretion, the Company may permit the Participant to pay the Company up to the maximum individual statutory rate of applicable withholding.

(b)         The Company in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (i) in cash; (ii) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes; (iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; (iv) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or (v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 11. Postponement.

The Committee may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a)         to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of a Stock Option or SAR, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

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(b)         to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c)         to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 12. Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

Section 13. Delivery of Shares.

Shares of Common Stock issued pursuant to a Stock Award, the exercise of a Stock or SAR or the settlement of a Stock Unit Award shall be represented by stock certificates or on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such shares of Common Stock.           Notwithstanding the foregoing, shares granted pursuant to a Stock Award shall be held by the Secretary of the Company until such time as the shares are forfeited or settled.

Section 14. Termination or Amendment of Plan and Award Agreements.

14.1       Termination or Amendment of Plan.

(a)         Except as described in Section 14.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b)         The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

14.2       Amendment of Award Agreements.

The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

14.3     No Repricing of Stock Options.

Notwithstanding the foregoing, and except as described in Section 4.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs without stockholder approval. For this purpose, repricing includes (i) a reduction in the exercise price of the Stock

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Option or SARs or (ii) the cancellation of a Stock Option in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, other Awards or any other consideration provided by the Company, but does not include any adjustment described in Section 4.3.

Section 15. No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 16. Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the Commonwealth of Massachusetts, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

Section 17. Effective Date and Term of Plan.

17.1       Effective Date.

(a)         The Plan has been adopted by the Board, and is effective, as of July 6, 2021, subject to the approval of the Plan by the stockholders of the Company.

(b)         In the event the Plan is not approved by stockholders of the Company within 12 months of the date hereof, the Plan shall have no effect.

17.2       Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after July 6, 2031.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet, Smartphone or Tablet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail BLUE-JAY DIAGNOS-TICS, INC. PLEASE DO Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 8, 2026. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY FOLD HERE DO NOT SEPA-RATE IN-SERT IN ENVELOPE PROVIDED PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. Election of Directors Nominees (1) Neil (Indranil) Dey (2) Douglas Wurth (3) Svetlana Dey (4) Donald R. Chase (5) Fred S. Zeidman FOR ALL WITHHOLD ALL FOR ALL EXCEPT (Instruction: To withhold au-thority to vote for any individ-ual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please mark your votes like this Approve and adopt an amendment to the Compa-ny’s amended and restated certificate of incorporation, as amended, to effect a reverse stock split of the Company’s common stock. 3. Approve and adopt Amendment No. 1 to the Bluejay Diagnostics, Inc. 2021 Stock Plan to increase the number of shares available for issuance thereunder by 600,000 shares. 4. Ratification of Wolf & Company, P.C., as in-dependent registered public accounting firm for year end-ing December 31, 2026. FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date, 2026 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attor-ney, executor, administrator, trustee, guardian, or corpo-rate officer, please give title as such.

2026 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2026 Proxy Statement and the 2025 Annual Report to Stock-holders are available at: https://www.cstproxy.com/bluejaydx/2026 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS BLUEJAY DIAGNOSTICS, INC. The undersigned appoints Neil (Indranil) Dey and Joaly Rosario, and each of them, as proxies, each with the power to ap-point his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Bluejay Diagnostics, Inc. held of record by the undersigned at the close of business on April 28, 2026 at the Annual Meeting of Stockholders of Bluejay Diagnostics, Inc. to be held on June 9, 2026, or at any adjourn-ment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Contin-ued and to be marked, dated and signed, on the other side)